AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

        This AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of July 13, 2007 is among GEHL FUNDING II, LLC, a Delaware limited liability company (the “Seller”), GEHL COMPANY, a Wisconsin corporation, as the Servicer (the “Servicer”), JPMORGAN CHASE BANK, N.A., as the sole financial institution (the “Financial Institution”), PARK AVENUE RECEIVABLES COMPANY, LLC (together with the Financial Institution, the “Purchasers”) and JPMORGAN CHASE BANK, N.A., as agent (the “Agent”) for the Purchasers.

W I T N E S S E T H:

        WHEREAS, the Seller, the Servicer, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement, dated as of March 15, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

        WHEREAS the parties hereto desire to amend the Agreement on the terms and conditions set forth below;

        NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1.       Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        2.       Amendment to the Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Agreement is hereby amended as follows:

        (a)        Section 9.1(h)(i) of the Agreement is hereby amended to delete the number “0.80%” set forth therein and to substitute such number with the date “1.25%".

        (b)        The definition of “Liquidity Termination Date” set forth in Exhibit I to the Agreement is hereby amended to delete the date “July 13, 2007” set forth therein and to substitute such date with the date “July 11, 2008".

        (c)        The definition of “Loss Ratio” set forth in Exhibit I to the Agreement is hereby amended to amend and restate in its entirety the definition of “RRR” set forth therein as follows:

“	RRR= the “Recovery Realization Rate”, which shall be, in respect of any Reference Portfolio as of any date of determination, the ratio (expressed as a percentage) of

(i)	the aggregate amount of Disposed Equipment Receivable Proceeds received during the 12 calendar months then most recently ended in respect of Disposed Equipment Receivables in such Reference Portfolio, to

(ii)	the aggregate Outstanding Balance of all Receivables in such Reference Portfolio that became Disposed Equipment Receivables during the 12 calendar month period ended three calendar months prior to such date of determination, as calculated for each such Receivable on the basis of its Outstanding Balance as of the date it shall have been transferred to non-accrual status.”

        3.       Representations and Warranties of the Seller. In order to induce the parties hereto to enter into this Amendment, the Seller represents and warrants that:

        (a)        The representations and warranties of Seller set forth in Section 5.1 of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 5.1 of the Agreement that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 3(a) shall be made as of such earlier date.

        (b)        The execution and delivery by the Seller of this Amendment has been duly authorized by proper corporate proceedings of the Seller and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.

        4.       Representations and Warranties of the Servicer. In order to induce the parties hereto to enter into this Amendment, the Servicer represents and warrants that:

        (a)        The representations and warranties of the Servicer set forth in Section 5.2 of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 5.2 of the Agreement that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 4(a) shall be made as of such earlier date.

        (b)        The execution and delivery by the Servicer of this Amendment has been duly authorized by proper corporate proceedings of the Servicer and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.

        5.       Conditions Precedent. The amendments to the Agreement provided for hereunder shall become effective as of the date above first written upon the Agent’s receipt of counterparts of this Amendment executed by the Seller, the Servicer and each Purchaser.

        6.       Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

        7.       Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as amended by this Amendment.

        8.       Costs and Expenses. The Seller agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys representing the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

        9.       CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        10.       Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

GEHL FUNDING II, LLC, as Seller
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Treasurer
GEHL COMPANY, as Servicer
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Vice President & Treasurer
PARK AVENUE RECEIVABLES COMPANY, LLC
By: JPMorgan Chase Bank, N.A., its
attorney-in-fact
By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Executive Director
JPMORGAN CHASE BANK, N.A., as the sole
Financial Institution and as Agent
By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Executive Director

Signature Page to
Amendment No. 4 to Receivables Purchase Agreement